Exhibit 10.1

Execution Version

SIXTH AMENDMENT TO CREDIT AGREEMENT

SIXTH AMENDMENT (this “Amendment”), dated as of February 1, 2019, among SiteOne Landscape Supply Holding, LLC (formerly known as JDA Holding LLC), a Delaware limited liability company (the “Parent Borrower”), SiteOne Landscape Supply, LLC (formerly known as John Deere Landscapes LLC), a Delaware limited liability company (the “OpCo Borrower”; together with the Parent Borrower, the “Borrowers” and each, a “Borrower”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) for the several banks and other financial institutions from time to time party to the Credit Agreement (as defined below), the Lenders party hereto and the Guarantors party hereto and the Granting Parties (as defined in the ABL GCA (as defined below)). Capitalized terms used herein and not defined shall have the meaning set forth in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrowers are party to that certain Credit Agreement, dated as of December 23, 2013 (as amended, supplemented, waived or otherwise modified, the “Credit Agreement”) among the Borrowers, the Subsidiary Borrowers from time to time party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent;

WHEREAS, with respect to any Lender holding any Loan or Commitment under the Credit Agreement immediately prior to the Amendment Effective Date (as hereinafter defined) whose executed counterpart of this Amendment has not been received by the Administrative Agent on a deadline as announced by the Administrative Agent to the Lenders (the “Non-Consenting Lenders”), which deadline shall be at 5:00pm New York City time on Wednesday, January 30, 2019 (the “Consent Deadline”), pursuant to Section 11.1(g) of the Credit Agreement, the Borrower Representative requires that each such Non-Consenting Lender assign all of its rights and obligations under the Credit Agreement and the Loan Documents, including such Non-Consenting Lender’s Loans and Commitments, to the other Lenders (including the Additional Lenders) that shall assume such interests, rights and obligations;

WHEREAS, pursuant to Subsection 11.1(a) of the Credit Agreement, the Borrowers, the Administrative Agent and the Lenders holding any Loan or Commitment under the Credit Agreement immediately prior to the Amendment Effective Date whose executed counterpart of this Amendment has been received by the Administrative Agent by the Consent Deadline (the “Consenting Lenders”) have agreed to the amendment of the Credit Agreement on the terms and conditions set forth herein;

WHEREAS, the Consenting Lenders and the Additional Lenders, after giving effect to any assignments pursuant to Subsection 11.1(g) of the Credit Agreement as set forth above, represent Lenders holding 100% of the Loans and Commitments under the Credit Agreement;

WHEREAS, pursuant to Subsection 11.1 of the Credit Agreement, the Borrowers, the Administrative Agent and the Lenders party hereto, constituting all of the Lenders immediately prior to giving effect to the Amendment, agree to amend the Credit Agreement as set forth herein;

WHEREAS, pursuant to Subsection 2.6 of the Credit Agreement, the Borrowers have requested, and certain Lenders party hereto have agreed to provide, an Incremental Facility Increase in the amount of $50,000,000;

WHEREAS, the Borrowers are party to the ABL Guarantee and Collateral Agreement, dated as of December 23, 2013 (as amended, supplemented, waived or otherwise modified, the “ABL GCA”) made by the Borrowers and the other Granting Parties (as defined in the ABL GCA) party thereto from time to time in favor of the Collateral Agent; and

WHEREAS, pursuant to Subsection 9.1 of the ABL GCA, the Collateral Agent, Borrowers and the other Granting Parties (as defined in the ABL GCA) agree to amend the ABL GCA as set forth herein;

WHEREAS each of UBS Securities LLC, JPMorgan Chase Bank N.A. and Deutsche Bank Securities Inc. have acted as Lead Arrangers and Documentation Agents in connection with this Amendment;

WHEREAS Bank of America, N.A. has acted as a Documentation Agent in connection with this Amendment;

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION One – Amendments to the Loan Documents.

(a)       General Amendments to Credit Agreement: Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1)           Upon the increase in the Commitments under the Credit Agreement pursuant to the Amendment becoming effective, each Lender immediately prior to such increase that is providing less than its ratable share of the increase in the Commitments (each, a “Commitment Decrease Lender”) shall automatically and without further act be deemed to have assigned to each Lender providing more than its ratable share of the increase in the Commitments, including each Additional Lender (as defined below) (each, a “Commitment Increase Lender”) a portion of, and each such Commitment Increase Lender will automatically and without further act be deemed to have assumed a portion of, such Commitment Decrease Lender’s participations under the Credit Agreement in outstanding Letters of Credit such that on the Amendment Effective Date, after giving effect to each such deemed assignment and assumption of such participations, the percentage of the aggregate outstanding participations in Letters of Credit issued under the Credit Agreement held by each Lender (including each such Commitment Increase Lender) will equal an amount (expressed as a percentage) equal to (a) such Lender’s Commitment divided by (b) the aggregate Commitments of all Lenders. Such amounts are specified in Schedule A hereto.

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(2)           Upon the increase in the Commitments under the Credit Agreement pursuant to the Amendment becoming effective, pursuant to Subsection 11.1(g) of the Credit Agreement, each Commitment Decrease Lender shall assign to each Commitment Increase Lender, pursuant to Subsection 11.6 of the Credit Agreement, a portion of, and each such Commitment Increase Lender shall assume a portion of, such Commitment Decrease Lender’s outstanding Loans under the Credit Agreement together with all obligations of the Borrowers owing to the Commitment Decrease Lenders relating to the Loans so assigned, such that on the Amendment Effective Date, after giving effect to each such assignment and assumption, the percentage of the aggregate outstanding Loans under the Credit Agreement held by each Lender (including each such Commitment Increase Lender) will equal an amount (expressed as a percentage) equal to (a) such Lender’s Commitment divided by (b) the aggregate Commitments of all Lenders.

(3)           The introductory paragraph of the Credit Agreement is hereby amended by replacing the text “and by that certain Omnibus Amendment dated as of May 24, 2017” with the text “, by that certain Omnibus Amendment dated as of May 24, 2017 and by that certain Sixth Amendment dated as of February 1, 2019”.

(4)            Subsection 1.1 of the Credit Agreement is hereby amended as follows:

(i)       by adding the following new defined terms in the appropriate alphabetical order:

“Cash Capped Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount”.

“Delaware Divided LLC”: any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.

“Delaware LLC”: any limited liability company organized or formed under the laws of the State of Delaware.

“Delaware LLC Division”: the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.

“Ratio Incremental Facility”: as defined in the definition of “Maximum Incremental Facilities Amount”.

“Sixth Amendment Effective Date”: February 1, 2019.

(ii)      by amending and restating the definition of “Applicable Commitment Fee Rate” as follows:

“Applicable Commitment Fee Rate”:

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(a)  prior to the Sixth Amendment Effective Date, a rate per annum equal to the rate set forth below opposite the applicable Average Daily Used Percentage:

Level	Average Daily Used Percentage	Commitment Fee Rate
I	Greater than 50%	0.250%
II	Less than or equal to 50%	0.375%

Each change in the Applicable Commitment Fee Rate resulting from a change in Average Daily Used Percentage for the most recent Fiscal Quarter ended immediately preceding the first day of a Fiscal Quarter shall be effective with respect to all Unutilized Commitments in effect on and after such first day of such Fiscal Quarter. Notwithstanding the foregoing, Average Daily Used Percentage (i) shall be deemed to be in Level I from the Closing Date to the date of delivery to the Administrative Agent of the Borrowing Base Certificate required by Subsection 7.2(f) for the first Fiscal Quarter ended at least three months after the Closing Date and (ii) shall be deemed to be in Level II at any time (after the expiration of the applicable cure period) during which the Borrower Representative has failed to deliver the Borrowing Base Certificate required by Subsection 7.2(f).

In addition, at all times while an Event of Default known to the Borrower Representative shall have occurred and be continuing, the Applicable Commitment Fee Rate shall not decrease from that previously in effect as a result of the delivery of such Borrowing Base Certificate.

(b)  on and following the Sixth Amendment Effective Date, 0.250% per annum.

(iii)     by amending and restating the definition of “Applicable Margin” as follows:

“Applicable Margin”: a rate per annum equal to the rate set forth below for the applicable type of Loan and opposite the applicable Average Daily Excess Availability Percentage:

Level	Average Daily Excess Availability Percentage	Applicable Margin
		Alternate Base Rate	Adjusted LIBOR
I	Less than or equal to 33%	0.75%	1.75%
II	Greater than 33% but less than or equal to 66%	0.50%	1.50%
III	Greater than 66%	0.25%	1.25%

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Each change in the Applicable Margin resulting from a change in Average Daily Excess Availability Percentage for the most recent Fiscal Quarter ended immediately preceding the first day of a Fiscal Quarter shall be effective with respect to all Loans and Letters of Credit outstanding on and after such first day of such Fiscal Quarter. Notwithstanding the foregoing, Average Daily Excess Availability Percentage shall be deemed to be in Level I at any time (after the expiration of the applicable cure period) during which the Borrower Representative has failed to deliver the Borrowing Base Certificate required by Subsection 7.2(f).

In addition, at all times while an Event of Default known to the Borrower Representative shall have occurred and be continuing, the Applicable Margin shall not decrease from that previously in effect as a result of the delivery of such Borrowing Base Certificate.

(iv)     by amending the definition of “Asset Sale” by (1) including the text “including by way of a Delaware LLC Division” following the text “any sale, issuance, conveyance, transfer lease or disposition”, (2) deleting the text “and” from clause (h) thereof and (3) replacing the text “.” in clause (i) thereof with the text “; and (j) any Delaware LLC Division if such Delaware Divided LLC becomes a Restricted Subsidiary.” as a new clause (j).

(v)      by amending and restating the definition of “Borrowing Base” as follows:

““Borrowing Base”: as of any date of determination, shall equal the Tranche A Borrowing Base.

(vi)     by amending and restating the definition of “Change of Control” as follows:

““Change of Control”: (i) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date) other than one or more Permitted Holders, shall be the “beneficial owner” of (A) so long as Holdings is a Subsidiary of any Parent Entity, shares or units of Voting Stock having more than 50.0% of the total voting power of all outstanding shares of such Parent Entity (other than a Parent Entity that is a Subsidiary of another Parent Entity) and (B) if Holdings is not a Subsidiary of any Parent Entity, shares or units of Voting Stock having more than 50.0% of the total voting power of all outstanding shares of Holdings; (ii) Holdings shall cease to own, directly or indirectly, 100.0% of the Capital Stock of the Parent Borrower (or any Successor Borrower), unless Holdings and the Parent Borrower shall have been merged, consolidated or amalgamated with one another; or (iii) a “Change of Control” (or comparable term) as defined in the Term Loan Credit Agreement relating to Indebtedness and unused commitments thereunder in an aggregate principal amount equal to or greater than $25,000,000. Notwithstanding anything to the contrary in the foregoing, the Transactions shall not constitute or give rise to a Change of Control.”

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(vii)    by amending the definition of “Commitment” by deleting the last sentence thereof and replacing it with the text “The amount of the aggregate Commitments of the Lenders as of the Sixth Amendment Effective Date is $375,000,000.”

(viii)   by amending and restating the definition of “Consolidated Net Income” as follows:

“Consolidated Net Income”: for any period, the net income (loss) of the Parent Borrower and its Restricted Subsidiaries, determined on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that, without duplication, there shall not be included in such Consolidated Net Income:

(i)       any net income (loss) of any Person if such Person is not the Parent Borrower or a Restricted Subsidiary, except that (A) the Parent Borrower’s or any Restricted Subsidiary’s net income for such period shall be increased by the aggregate amount actually distributed by such Person during such period to the Parent Borrower or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (ii) below), to the extent not already included therein, and (B) the Parent Borrower’s or any Restricted Subsidiary’s equity in the net loss of such Person shall be included to the extent of the aggregate Investment of the Parent Borrower or any of its Restricted Subsidiaries in such Person,

(ii)       (x) any gain or loss realized upon the sale, abandonment or other disposition of any asset of the Parent Borrower or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold, abandoned or otherwise disposed of in the ordinary course of business (as determined by the Borrower Representative in good faith) and (y) any gain or loss realized upon the disposal, abandonment or discontinuation of operations of the Parent Borrower or any Restricted Subsidiary, and any income (loss) from disposed, abandoned or discontinued operations (but if such operations are classified as discontinued because they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of), including in each case any closure of any branch,

(iii)       any extraordinary, unusual or nonrecurring gain, loss or charge (including fees, expenses and charges associated with the Transactions and any acquisition, merger, consolidation or amalgamation after the date hereof or any accounting change),

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(iv)      the cumulative effect of a change in accounting principles,

(v)       all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness or obligations under Hedging Agreements or other derivative instruments,

(vi)      any unrealized gains or losses in respect of Hedging Agreements,

(vii)     any unrealized foreign currency translation gains or losses, including in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person,

(viii)    any non-cash compensation charge arising from any grant of limited liability company interests, stock, stock options or other equity based awards,

(ix)       to the extent otherwise included in Consolidated Net Income, any unrealized foreign currency translation gains or losses, including in respect of Indebtedness or other obligations of the Parent Borrower or any Restricted Subsidiary owing to the Parent Borrower or any Restricted Subsidiary,

(x)       any non-cash charge, expense or other impact attributable to application of the purchase or recapitalization method of accounting (including the total amount of depreciation and amortization, cost of sales or other non-cash expense resulting from the write-up of assets to the extent resulting from such purchase or recapitalization accounting adjustments), non-cash charges for deferred tax valuation allowances and non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP,

(xi)       expenses related to the conversion of various employee benefit programs in connection with the Transactions, and non-cash compensation related expenses,

(xii)      to the extent covered by insurance and actually reimbursed (or the Borrower Representative has determined that there exists reasonable evidence that such amount will be reimbursed by the insurer and such amount is not denied by the applicable insurer in writing within 180 days and is reimbursed within 365 days of the date of such evidence (with a deduction in any future calculation of Consolidated Net Income for any amount so added back to the extent not so reimbursed within such 365 day period)), any expenses with respect to liability or casualty events or business interruption; and

(xiii)     any expenses, charges and losses in the form of earn-out obligations and contingent consideration obligations (including to the extent accounted for as performance and retention bonuses, compensation or otherwise) and adjustments thereof and purchase price adjustments, in each case paid in connection with any acquisition, merger or consolidation or Investment;

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provided, further, that (1) the exclusion of any item pursuant to the foregoing clauses (i) through (xiii) shall also exclude the tax impact of any such item, if applicable, and (2) for purposes of determining Consolidated Net Income, taxes shall be determined as if the Parent Borrower were treated as a corporation for U.S. federal, state and local income tax purposes.

In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (iii) above in any determination thereof, the Borrower Representative will deliver a certificate of a Responsible Officer to the Administrative Agent promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

(ix)      by amended and restating the definition of “EBITDA” as follows:

“EBITDA”: for any period, the Consolidated Net Income for such period, plus, in each case without duplication, (x) the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital (including penalties and interest, if any), (ii) Consolidated Interest Expense, all items excluded from the definition of Consolidated Interest Expense pursuant to clause (iii) thereof (other than Special Purpose Financing Expense (as defined in the Term Loan Credit Agreement)), any Special Purpose Financing Fees (as defined in the Term Loan Credit Agreement), and to the extent not reflected in Consolidated Interest Expense, costs of surety bonds in connection with financing activities, (iii) depreciation, (iv) amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs), (v) any non-cash charges or non-cash losses, (vi) any expenses or charges related to any equity offering, Investment or Indebtedness permitted by this Agreement (whether or not consummated or incurred, and including any offering or sale of Capital Stock to the extent the proceeds thereof were intended to be contributed to the equity capital of the Parent Borrower or its Restricted Subsidiaries), (vii) the amount of any loss attributable to non-controlling interests, (viii) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Hedging Obligations or other derivative instruments, (ix) any management, monitoring, consulting and advisory fees and related expenses paid to any of CD&R, Deere and their respective Affiliates, (x) interest and investment income, (xi) the amount of loss on any Financing Disposition (as defined in the Term Loan Credit Agreement), and (xii) any costs or expenses pursuant to any management or employee stock option or other equity-related plan, program or arrangement, or other benefit plan, program or arrangement, or any equity subscription or equityholder agreement, to the extent funded with cash proceeds contributed to the capital of the Parent Borrower or an issuance of Capital Stock of the Parent Borrower (other than Disqualified Capital Stock) and excluded from the calculation set forth in Subsection 8.2(a)(3), plus (y) the amount of net cost savings projected by the Borrower Representative in good faith to be realized as the result of actions taken or to be taken on or prior to the date that is 18 months after the Closing Date, or 18 months after the consummation of any operational change, respectively, and prior to or during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions (which adjustments may be incremental to pro forma adjustments made pursuant to the proviso to the definition of “Consolidated Fixed Charge Coverage Ratio” or “Total Leverage Ratio”).

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(x)      by amending the definition of “Foreign Borrowing Base” to replace both instances of “85%” with “90.0%”.

(xi)     by amending and restating the definition of “LCA Election” as follows:

““LCT Election”: as defined in Subsection 1.2(k).”

(xii)       by amending and restating the definition of “LCA Test Date” as follows:

““LCT Test Date”: as defined in Subsection 1.2(i).”

(xiii)       by amending and restating the definition of “Limited Condition Acquisition” as follows:

““Limited Condition Transaction”: (x) any acquisition, including by way of merger, amalgamation, consolidation or other business combination or the acquisition of Capital Stock or otherwise, by one or more of the Parent Borrower and its Subsidiaries of any assets, business or Person or any other Investment permitted by this Agreement, in each case, whose consummation is not conditioned on the availability of, or on obtaining, third party financing or (y) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.”

(xiv)   by amending and restating the definition of “Loan Documents” as follows:

“Loan Documents”: this Agreement, the First Amendment to this Agreement dated as of April 23, 2014, the Second Amendment to this Agreement dated as of October 24, 2014, the Third Amendment to this Agreement dated as of February 13, 2015, the Fourth Amendment to this Agreement dated as of October 20, 2015, the Omnibus Amendment to this Agreement dated as of May 24, 2017 and the Sixth Amendment to this Agreement dated as of February 1, 2019, the Notes, the L/C Requests, the ABL/Term Loan Intercreditor Agreement, the Guarantee and Collateral Agreement, any Junior Lien Intercreditor Agreement (on and after the execution thereof), each other document designated a “Loan Document” by the Borrower Representative and the Administrative Agent, each Other Intercreditor Agreement (on and after the execution thereof), and any other Security Documents, each as amended, supplemented, waived or otherwise modified from time to time.

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(xv)    by amending and restating the definition of “Maximum Incremental Facilities Amount” as follows:

““Maximum Incremental Facilities Amount”: at any date of determination, the sum of (i) (a) on or prior to the Sixth Amendment Effective Date, $100,000,000 and (b) following the Sixth Amendment Effective Date, an amount equal to the greater of (1) $175,000,000 and (2) Consolidated EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Parent Borrower are available (amounts incurred pursuant to this clause (i), the “Cash Capped Incremental Facility”) plus (ii) an unlimited amount if, after giving effect to the incurrence of such amount (or, at the Borrower Representative’s option, on the date of the initial commitment to lend such additional amount after giving pro forma effect to the incurrence of the entire committed amount of such additional amount), the Consolidated Secured Leverage Ratio (as defined in the Term Loan Credit Agreement) shall not exceed 5.00 to 1.00 (as set forth in a certificate of a Responsible Officer of the Borrower Representative delivered to the Administrative Agent at the time of such incurrence, together with calculations demonstrating compliance with such ratio (amounts incurred pursuant to this clause (ii), the “Ratio Incremental Facility”) (it being understood that (A) if pro forma effect is given to the entire committed amount of any such additional amount on the date of initial borrowing of such Indebtedness or entry into the definitive agreement providing the commitment to fund such Indebtedness, such committed amount may thereafter be borrowed and reborrowed, in whole or in part, from time to time, without further compliance with this clause (ii) and (B) for purposes of so calculating the Consolidated Secured Leverage Ratio under this clause (ii), any additional amount Incurred pursuant to this clause (ii) shall be treated as if such amount is Consolidated Secured Indebtedness (as defined in the Term Loan Credit Agreement), regardless of whether such amount is actually secured)); provided that, at the Borrower Representative’s option, capacity under the Ratio Incremental Facility shall be deemed to be used before capacity under the Cash Capped Incremental Facility.”

(xvi)   by amending and restating the definition of “Termination Date” as follows:

“Termination Date”: the date which is the five year anniversary of the Sixth Amendment Effective Date.

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(xvii)  by amending and restating the definition of “Tranche” as follows:

““Tranche”: each Tranche of Loans available hereunder, with there being two tranches on the Sixth Amendment Effective Date; namely, Tranche A and the Swingline.

(xviii)  by amending and restating clauses (a) through (d) of the definition of “Tranche A Borrowing Base” as follows:

“(a)    from November 1 of any year to the later of February 28 or February 29 of the following year, 90.0% of Eligible Credit Card Receivables and, during all other periods, 85.0% of Eligible Credit Card Receivables, plus

(b)      from November 1 of any year to the later of February 28 or February 29 of the following year, 90.0% of Eligible Deere Revolving Plan Receivables and, during all other periods, 85.0% of Eligible Deere Revolving Plan Receivables, plus

(c)      from November 1 of any year to the later of February 28 or February 29 of the following year, 90.0% of Eligible Accounts and, during all other periods, 85.0% of Eligible Accounts, plus

(d)      from November 1 of any year to the later of February 28 or February 29 of the following year, 90.0% of the Net Orderly Liquidation Value of Eligible Inventory and, during all other periods, 85.0% of the Net Orderly Liquidation Value of Eligible Inventory, plus”.

(xix)    by deleting the definition of “Tranche A Commitment” in its entirety.

(xx)    by deleting the definition of “Tranche A Loans” in its entirety.

(xxi)   by deleting the definition of “Tranche A-1 Borrowing Base” in its entirety.

(xxii)  by deleting the definition of “Tranche A-1 Loans” in its entirety.

(5)           Schedule A to the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with Schedule A attached hereto.

(6)           Subsection 1.2(j) of the Credit Agreement is hereby amended and restated as follows:

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“(j)          In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of determining compliance with any provision of this Agreement which requires that no Default, Event of Default or Specified Default, as applicable, has occurred, is continuing or would result from any such action, as applicable, such condition shall, at the option of the Borrower Representative, be deemed satisfied, so long as no Default, Event of Default or Specified Default, as applicable, exists on the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given. For the avoidance of doubt, if the Borrower Representative has exercised its option under the first sentence of this clause (h), and any Default, Event of Default or Specified Default, as applicable, occurs following the date (x) a definitive agreement for the applicable Limited Condition Transaction was entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given and prior to the consummation of such Limited Condition Transaction, any such Default, Event of Default or Specified Default, as applicable, shall be deemed to not have occurred or be continuing for purposes of determining whether any action being taken in connection with such Limited Condition Transaction is permitted hereunder.”

(7)       Subsection 1.2(k) of the Credit Agreement is hereby amended and restated as follows:

“(k)         In connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)       determining compliance with any provision of this Agreement which requires the calculation of the Consolidated Fixed Charge Coverage Ratio, the Consolidated Secured Leverage Ratio or the Consolidated Total Leverage Ratio or any other financial measure (but not, for the avoidance of doubt, in determining compliance with the Payment Condition for any purpose hereunder);

(ii)      testing baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Total Assets); or

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(iii)     any other determination as to whether any such Limited Condition Transaction and any related transactions (including any financing thereof) complies with the covenants or agreements contained in this Agreement;

in each case, at the option of the Borrower Representative (the Borrower Representative’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date (x) a definitive agreement for such Limited Condition Transaction is entered into, (y) in connection with an acquisition to which the United Kingdom City Code on Takeovers and Mergers (or any equivalent thereof under the laws, rules or regulations in any other applicable jurisdiction) applies, on which a “Rule 2.7 announcement” of a firm intention to make an offer in respect of a target of a Limited Condition Transaction is made (or the equivalent notice under such equivalent laws, rules or regulations in such other applicable jurisdiction) or (z) irrevocable notice of redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness, Disqualified Capital Stock or Preferred Stock is given, as applicable (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence or discharge of Indebtedness and Liens and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCT Test Date for which consolidated financial statements of the OpCo Borrower are available, the OpCo Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio, basket or amount, such ratio, basket or amount shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower Representative has made an LCT Election and any of the ratios, baskets or amounts for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio, basket or amount, including due to fluctuations in exchange rates or in EBITDA or Consolidated Total Assets of the OpCo Borrower or the Person subject to such Limited Condition Transaction or any applicable currency exchange rate, at or prior to the consummation of the relevant transaction or action, such ratios, baskets or amounts will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower Representative has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio, basket or amount with respect to the incurrence or discharge of Indebtedness or Liens, or the making of Restricted Payments, Asset Sales, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of the Parent Borrower or the designation of an Unrestricted Subsidiary on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction (if an acquisition or investment) is terminated or expires without consummation of such Limited Condition Transaction, any such ratio, basket or amount shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence or discharge of Indebtedness and Liens and the use of proceeds thereof) have been consummated.”

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(8)            Subsection 2.1 of the Credit Agreement is hereby amended by deleting the proviso at the end of clause (a) and replacing “;” at the end of clause (a)(v) with“.”.

(9)           Subsection 3.3 of the Credit Agreement is hereby amended by replacing the text “that are Tranche A Loans” in the first sentence thereof with “that are Revolving Credit Loans”.

(10)          Subsection 4.16 of the Credit Agreement is hereby amended by (i) replacing the text “90 days” in clause (g) thereof with the text “12 months” and (ii) inserting “, provided that, notwithstanding the foregoing, if amounts in any such acquired demand deposit accounts or new concentration accounts do not exceed $3,000,000 in the aggregate, such acquired demand deposit accounts or new concentration accounts shall not be required to comply with this Subsection 4.16(g).” at the end of clause (g) thereof.

(11)          Subsection 5.3 of the Credit Agreement is hereby amended by including the text “(including Flood Insurance Laws)” immediately following “Requirements of Law” in clause (d) thereof.

(12)          Subsection 5.23 of the Credit Agreement is hereby amended and restated as follows:

“5.23       Anti-Terrorism

As of the Sixth Amendment Effective Date, to the extent applicable, except as would not reasonably be expected to have a Material Adverse Effect, the Parent Borrower and each Restricted Subsidiary is in compliance with (a) the PATRIOT Act, (b) the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, and (c) any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), U.S. Department of State or United Nations Security Council, that are applicable to the Parent Borrower and each Restricted Subsidiary (collectively, “Sanctions”) and any other enabling legislation or executive order relating thereto.  Neither any Loan Party nor, except as would not reasonably be expected to have a Material Adverse Effect, (i) any Restricted Subsidiary that is not a Loan Party or (ii) to the knowledge of the Parent Borrower, any director, officer or employee of the Parent Borrower or any Restricted Subsidiary, is the target of any Sanctions.  None of the Parent Borrower or any Restricted Subsidiary will knowingly use the proceeds of the Loans or the Letters of Credit for the purpose of funding or financing any activities or business of or with any Person, or in any country or territory, that at the time of such funding or financing is restricted under Sanctions.”

(13)         Subsection 7.1 of the Credit Agreement is hereby amended by inserting “(or such longer period as would be permitted by the SEC if the Parent Borrower were then subject to SEC reporting requirements as a non-accelerated filer)” immediately following (1) “90th day” in clause (a) thereof and (2) “45th day” in clause (b) thereof.

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(14)         Subsection 7.2 of the Credit Agreement is hereby amended by (1) replacing the text in clause (a) thereof with the text “[Reserved.]” and (2) in clause (f), deleting the text “and the Tranche A-1 Borrowing Base (with supporting calculations) substantially in the form of Exhibit K hereto (each, a “Borrowing Base Certificate”)” and replacing it with the text “(with supporting calculations) substantially in the form of Exhibit K hereto (a “Borrowing Base Certificate”)”.

(15)         Subsection 8.2 of the Credit Agreement is hereby amended by inserting the text “(including pursuant to a Delaware LLC Division)” immediately following “business or assets” in the first sentence thereof.

(16)         Subsection 8.2(c) of the Credit Agreement is hereby amended by inserting the text “other than with respect to any Delaware LLC Division,” at the beginning of such clause (c).

(17)         Subsection 8.5 of the Credit Agreement is hereby amended by replacing the text “engage in any Asset Sale with respect to any of the Collateral, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to engage in any Asset Sale” with the text “engage in any Asset Sale with respect to any of the ABL Priority Collateral, except that the Parent Borrower and its Restricted Subsidiaries shall be allowed to engage in any such Asset Sale” in the first sentence.

(18)         Subsection 8.13 of the Credit Agreement is hereby amended by (1) inserting the following text immediately preceding clause (ii) of the last paragraph thereof: “provided that (if the Borrower Representative shall so determine) any Indebtedness incurred pursuant to the Cash Capped Incremental Facility shall cease to be deemed incurred or outstanding for purposes of such definition but shall be deemed incurred for the purposes of the Ratio Incremental Facility from and after the first date on which the Parent Borrower could have incurred such Indebtedness under the Ratio Incremental Facility without reliance on such provision;” and (2) deleting the text “clause (ii) of the definition of Maximum Incremental Facility Amount” in clause (vi) thereof and replacing it with “the Ratio Incremental Facility”.

(19)         Subsection 8.14 of the Credit Agreement is hereby amended by (1) replacing the first proviso in clause (p) thereof with the following text: “provided that the aggregate outstanding amount of obligations and liabilities secured by such Liens (when created), when aggregated with the amount of all other obligations and liabilities secured by other Liens incurred and outstanding under this clause (p), shall not exceed the greater of (i) $25,000,000 and (ii) the amount equal to 4.00% of Consolidated Total Assets at the time such obligations are incurred;” and (2) replacing each instance of “clause (ii) of the definition of Maximum Incremental Facilities Amount” in clause (a) thereof and the last paragraph thereof with “the Ratio Incremental Facility”.

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(20)         Subsection 11.1(a)(ix) of the Credit Agreement is hereby amended by (1) deleting the text “or “Tranche A-1 Borrowing Base” in each instance and (2) deleting the text “and the Tranche A-1 Borrowing Base in each case”.

(21)         Subsection 11.1 of the Credit Agreement is hereby amended by adding a new clause (h) as follows:

“(h)        Notwithstanding any provision herein to the contrary, following the date upon which a Mortgage is delivered to the Collateral Agent with respect to any Mortgaged Fee Property until the date that such Mortgage is released in accordance with the Loan Documents, no modification of a Loan Document shall add, increase, renew or extend any Loan, Commitment or Letter of Credit prior to five Business Days from the date of the initial posting of such proposed modification to the Platform.”

(b)      Collateral Amendments: Subject to the satisfaction of the conditions set forth in Section Two hereof:

(1)           Subsection 1.1 of the ABL GCA is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

(2)           Subsection 3.3(h) of the ABL GCA is hereby amended by (1) inserting “(i)” prior to “if the fair market value”, (2) changing “$5,000,000” to “$7,500,000” and (3) adding “and (ii) is not located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency in accordance with the Flood Insurance Laws” immediately following the as-amended “$7,500,000 individually”.

(3)           Subsection 1.1 of the Credit Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“Flood Insurance Laws”: collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

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(4)       Subsection 7.9 of the Credit Agreement is hereby amended by inserting the following to the first sentence of clause (a) thereof: (1) “(x)” immediately prior to “with a purchase price or a Fair Market Value”, (2) by changing “$5,000,000” to “$7,500,000”, (3) “and (y) is not located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency in accordance with the Flood Insurance Laws” immediately following the as-amended “$7,500,000” and (4) replacing the word “promptly” with “subject to the terms of the Intercreditor Agreement, promptly notify the Collateral Agent of such acquisition (which such notification the Collateral Agent shall post to the Platform for the Lenders) and promptly (but in no event sooner than five Business Days from the date of the posting of such notice)”.

SECTION Two – Conditions to Effectiveness.

(a)       This Amendment shall become effective on the date (the “Amendment Effective Date”) when each of the following conditions shall have been satisfied (other than with respect to the amendments in Section 1(b) hereof, as set forth in Section 2(b) below):

(1)           the Borrowers, the Administrative Agent, each Consenting Lender (which such Consenting Lenders shall constitute Required Lenders prior to giving effect to the Amendment), each Issuing Lender and each Additional Lender shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered such counterpart to the Administrative Agent;

(2)           the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, of the Parent Borrower dated as of the Amendment Effective Date signed by a Responsible Officer of the Parent Borrower certifying as to the matters set forth in clauses (3), (4) and (5) below;

(3)           each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement and any other Loan Document to which it is a party shall, except to the extent that they relate to a particular date, be true and correct in all material respects on and as of the Amendment Effective Date as if made on and as of such date;

(4)           the representations and warranties in Section 3 of this Amendment shall be true and correct in all material respects on and as of the Amendment Effective Date;

(5)           no Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or after giving effect to the effectiveness hereof;

(6)           the Parent Borrower shall have delivered to the Administrative Agent and the Lenders an opinion from each of Debevoise & Plimpton LLP and Richards, Layton & Finger, P.A., in form and substance reasonably satisfactory to the Administrative Agent and dated as of the Amendment Effective Date;

(7)           the Administrative Agent shall have received all fees and expenses related to this Amendment to the extent due and payable, including consent fees equal to (a) for the account of each Consenting Lender, 0.10% of such Lender’s Commitments after giving effect to this Amendment (provided that such Commitments for purposes of this clause (a) shall not exceed the amount of such Lender’s Commitments prior to giving effect to this Amendment) plus (b) for the account of each Consenting Lender and each Additional Lender, 0.20% of the difference between such Lender’s Commitments after giving effect to this Amendment and such Lender’s Commitments prior to giving effect to this Amendment;

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(8)           the Administrative Agent shall have received all unpaid interest, commitment fees and L/C Fees accrued up to but not including the Amendment Effective Date;

(9)           the Administrative Agent shall have received (A)(i) true and complete copies of resolutions of the board of directors or a duly authorized committee thereof of each of the Loan Parties approving and authorizing the execution, delivery and performance of this Amendment, and the performance of the Credit Agreement as amended by this Amendment and (ii) incumbency and the signature of authorized signatories, in each case, certified as of the Amendment Effective Date by a Responsible Officer, secretary or assistant secretary of the Borrowers as being in full force and effect without modification or amendment and (B) a good standing certificate (or the equivalent thereof) for each of the Loan Parties from its jurisdiction of formation; and

(10)         each Guarantor and each Granting Party (as defined in the ABL GCA) shall have delivered a duly executed counterpart of the acknowledgment and consent attached to this Amendment (the “Acknowledgment”) to the Administrative Agent.

(b)      The effectiveness of the amendments set forth in Section 1(b) of this Amendment shall be subject to the conditions set forth in clause (a) above and shall also be subject to the receipt of the written consent of the Required Lenders (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Credit Agreement to corresponding changes being made in the Term Loan Credit Agreement and other applicable Term Loan Documents (the parties hereto acknowledge that such consent was received on August 14, 2018).

SECTION Three – Representations and Warranties. As of the date hereof, each of the Borrowers represents and warrants as follows:

(1)           Corporate Existence; Compliance with Law. Each of the Loan Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, except (other than with respect to the Borrowers), to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect, (b) has the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, except to the extent that the failure to have such legal right would not be reasonably expected to have a Material Adverse Effect, (c) is duly qualified as a foreign corporation or limited liability company and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law, except to the extent that the failure to comply therewith would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(2)           Corporate Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the corporate or other organizational power and authority, and the legal right, to make, deliver and perform, in the case of each Borrower, this Amendment and, in the case of each Guarantor and each Granting Party (as defined in the ABL GCA), the Acknowledgment and each such Loan Party has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance thereof. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Loan Party in connection with the execution, delivery, performance, validity or enforceability of this Amendment, except for consents, authorizations, notices and filings which the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect. This Amendment has been duly executed and delivered by each Borrower and the Acknowledgment has been duly executed and delivered by each Guarantor and each Granting Party (as defined in the ABL GCA). This Amendment constitutes a legal, valid and binding obligation of each Borrower hereto and the Acknowledgment and each other Loan Document to which any Loan Party is a party which has been executed and delivered constitutes a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, in each case except as enforceability may be limited by applicable domestic or foreign bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(3)           No Legal Bar. The execution, delivery and performance of this Amendment or the Acknowledgment by any of the applicable Loan Parties (a) will not violate any Requirement of Law or Contractual Obligation of such Loan Party in any respect that would reasonably be expected to have a Material Adverse Effect, (b) will not result in, or require the creation or imposition of any Lien (other than Liens permitted under the Credit Agreement) on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation and (c) will not violate any provision of the Organizational Documents of such Loan Party, except (other than with respect to the Borrowers) as would not reasonably be expected to have a Material Adverse Effect.

(4)           No Default. On the date hereof after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

SECTION Four – Replacement of Non-Consenting Lenders; Re-Allocation Among Lenders. Upon execution of this Amendment by Lenders constituting Required Lenders and each Issuing Lender and pursuant to and in compliance with the terms of Section 11.1(g) of the Credit Agreement, each Non-Consenting Lender shall be replaced and its Loans and other Obligations purchased and assumed by either (x) an Additional Lender or (y) a Consenting Lender which is willing to acquire new or increase its outstanding Loans and Commitments, in each case upon the execution and delivery by such Additional Lender or Consenting Lender, as applicable, of this Amendment, such that, immediately after giving effect to this Amendment on the Amendment Effective Date and the assignments described herein, the Loans and Commitments held by each Additional Lender and Consenting Lender shall be the amounts allocated thereto by the Lead Arrangers. This Amendment shall be deemed to be the execution and delivery by (i) such Non-Consenting Lender, (ii) the Borrower Representative, (iii) the Administrative Agent, (iv) each Issuing Lender and (v) such Additional Lender or Consenting Lender, of an Assignment and Acceptance in the form of Exhibit E to the Credit Agreement.

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SECTION Five – Additional Lenders. Each Lender party hereto which is not a Lender under the Credit Agreement prior to giving effect to this Amendment (each, an “Additional Lender”) (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it has become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.

SECTION Six – Incremental Facility Increase. Each party hereto agrees that (i) this Amendment shall constitute a Lender Joinder Agreement under the Credit Agreement, (ii) this Amendment shall constitute an incremental amendment contemplated by Subsection 2.6(d)(ii) of the Credit Agreement and (iii) that each other condition required pursuant to Subsection 2.6 of the Credit Agreement with respect to the Incremental Facility Increase contemplated hereby shall be deemed satisfied on and as of the Amendment Effective Date.

SECTION Seven – Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any Agent or any Lender under the Loan Documents, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents, all of which (including with respect to the security interests and liens granted to the Agents and the other Secured Parties under the Loan Documents) are ratified and affirmed in all respects and shall continue in full force and effect except that, on and after the effectiveness of this Amendment, each reference to the Credit Agreement or the ABL GCA in the Loan Documents shall mean and be a reference to the Credit Agreement or the ABL GCA as amended by this Amendment. Nothing herein shall be deemed to entitle the Borrowers to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Loan Documents in similar or different circumstances. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION Eight – Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under Subsection 11.6 of the Credit Agreement.

SECTION Nine – Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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SECTION Ten – Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by telecopy and other electronic transmission), and all of such counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be delivered to the Borrower Representative and the Administrative Agent.

SECTION Eleven – Governing Law, etc. The provisions of the Credit Agreement under the headings “Governing Law”, “Submission to Jurisdiction; Waivers” and “Waiver of Jury Trial” are incorporated by reference herein, mutatis mutandis.

SECTION Twelve – Significant Modification. For purposes of determining withholding Taxes imposed under FATCA, since the Third Amendment Effective Date, the Parent Borrower and the Administrative Agent have treated and shall continue to treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement and the loans and other credit extensions thereunder for purposes of FATCA as not qualifying as “grandfathered obligations” within the meaning of section 1.1471-2(b)(2)(i) of the U.S. Treasury regulations.

[Remainder of this page is intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

SITEONE LANDSCAPE SUPPLY HOLDING, LLC as Parent Borrower

By:/s/ John T. Guthrie Name: John T. Guthrie Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

SITEONE LANDSCAPE SUPPLY, LLC as OpCo Borrower

By: /s/ John T. Guthrie Name: John T. Guthrie Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Sixth Amendment to ABL Credit Agreement]

UBS AG, STAMFORD BRANCH as Administrative Agent and Collateral Agent

By:/s/ Houssen Daly Name: Houssem Daly Title: Associate Director Banking Products Services, US

[Signature Page to Sixth Amendment to ABL Credit Agreement]

UBS AG, STAMFORD BRANCH as Lender and Issuing Lender

By:/s/ Houssen Daly Name: Houssem Daly Title: Associate Director Banking Products Services, US

[Signature Page to Sixth Amendment to ABL Credit Agreement]

JPMORGAN CHASE BANK, N.A. as Lender

By:/s/ Maria Riaz Name: Maria Riaz Title: Vice President

[Signature Page to Sixth Amendment to ABL Credit Agreement]

ING CAPITAL LLC as Lender

By:/s/ Tom McCaughey Name: Tom McCaughey Title: Managing Director By:/s/ Michael Kim Name: Michael Kim Title: Vice President

[Signature Page to Sixth Amendment to ABL Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION as Lender

By:/s/ Alfred DeGemmis Name: Alfred DeGemmis Title: VP – Senior Corp. Banking Manager

[Signature Page to Sixth Amendment to ABL Credit Agreement]

GOLDMAN SACHS BANK USA as Lender

By:/s/ Ryan Durkin Name: Ryan Durkin Title: Authorized Signatory

[Signature Page to Sixth Amendment to ABL Credit Agreement]

DEUTSCHE BANK NEW YORK BRANCH as Lender

By:/s/ Marguerite Sutton Name: Marguerite Sutton Title: Vice President By:/s/ Alicia Schug Name: Alicia Schug Title: Vice President

[Signature Page to Sixth Amendment to ABL Credit Agreement]

BANK OF AMERICA, N.A. as Lender

By:/s/ Bailey E. Falls Name: Bailey E. Falls Title: Senior Vice President

[Signature Page to Sixth Amendment to ABL Credit Agreement]

Each Guarantor and each Granting Party (as defined in the ABL GCA) acknowledges and consents to each of the foregoing provisions of this Amendment. Each Guarantor and each Granting Party (as defined in the ABL GCA) acknowledges and agrees that all Obligations with respect to the Commitments and the Loans under the Credit Agreement as modified by this Amendment shall be fully guaranteed and secured pursuant to the ABL GCA in accordance with the terms and provisions thereof.

GUARANTORS AND GRANTING PARTIES:

SITEONE LANDSCAPE SUPPLY HOLDING, LLC

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

SITEONE LANDSCAPE SUPPLY, LLC

By:	/s/ John T. Guthrie
Name: John T. Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

SITEONE LANDSCAPE SUPPLY BIDCO, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

LESCO, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief Financial Officer and Assistant Secretary

[Signature Page to Sixth Amendment to ABL Credit Agreement]

GREEN RESOURCE, LLC

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

GR4, LLC
By:	SiteOne Landscape Supply, LLC, its sole manager

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

HYDRO-SCAPE PRODUCTS, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

BISSETT EQUIPMENT CORP.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

ABS LOGISTICS LLC

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

[Signature Page to Sixth Amendment to ABL Credit Agreement]

AMERICAN BUILDERS SUPPLY, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

CANOGA MASONRY SUPPLY, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

MASONRYCLUB, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

ATLANTIC IRRIGATION SPECIALTIES, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

ATLANTIC IRRIGATION SOUTH, LLC

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

AUTO-RAIN SUPPLY, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

[Signature Page to Sixth Amendment to ABL Credit Agreement]

LANDSCAPE EXPRESS, INC. (MA)

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

LANDSCAPE EXPRESS, INC. (DE)

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

KOPPCO, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

KIRKWOOD MATERIAL SUPPLY, INC.

By:	/s/ John Guthrie
Name: John Guthrie
Title: Executive Vice President, Chief
Financial Officer and Assistant Secretary

[Signature Page to Sixth Amendment to ABL Credit Agreement]

SCHEDULE A

Commitments and Addresses

Lender	Commitment
UBS AG, STAMFORD BRANCH 600 Washington Boulevard Stamford, CT 06901	$75,000,000
JPMORGAN CHASE BANK, N.A. 3424 Peachtree Road NE, 23rd Floor Atlanta, GA 30326	$75,000,000
DEUTSCHE BANK AG NEW YORK BRANCH 60 Wall Street New York, NY 10005	$62,250,000
ING CAPITAL LLC 1133 Avenue of the Americas New York, NY 10036	$62,460,000
HSBC BANK USA, NATIONAL ASSOCIATION 452 Fifth Avenue New York, NY 10018	$50,290,000
GOLDMAN SACHS BANK USA 200 West Street New York, NY 10282	$25,000,000
BANK OF AMERICA, N.A. 300 Galleria Pkwy, Suite 800 Atlanta, GA 30339	$25,000,000
Total:	$375,000,000